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                                                       EXHIBIT 23.2

INDEPENDENT AUDITOR`S CONSENT

To the Board of Directors
Shelron Group Inc. (formerly TTTTickets Holding Corp)

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 15, 2002 on the financial statements of TTTTickets Holding Corp.(which is now known as Shelron Group Inc.) as of December 31, 2001.


GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 10, 2003



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